UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 27 , 2025
Kaltura, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40644	20-8128326
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

860 Broadway
3rd Floor
New York, New York 10003
(Address of Principal Executive Offices) (Zip Code)

(646) 290-5445
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	KLTR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2025, the Compensation Committee (the “Committee”) of the Board of Directors of Kaltura, Inc. (the “Company”) adopted the Kaltura, Inc. Severance Plan (the “Severance Plan”). The Severance Plan provides certain severance payments and benefits to key employees, who are designated as participants by the Committee, in the event of a Qualifying Termination or a Qualifying CIC Termination (each, as defined below). The material terms and conditions of the Severance Plan as they relate to Ron Yekutiel (Chief Executive Officer), John Doherty (Chief Financial Officer), Eynav Azariya (Chief Product Officer) and Natan Israeli (Chief Customer Officer), each of whom is a named executive officer (each, an “Executive”), are described below.

Under the Severance Plan, in the event of an Executive’s termination of employment by the Company without “cause” (as defined in such Executive’s individual employment agreement or, for Mr. Doherty, in his offer letter) or resignation by the Executive for “good reason” (as defined in such Executive’s award agreements under the Kaltura, Inc. 2021 Incentive Award Plan (the “2021 Incentive Plan”) or, for Mr. Doherty, in his offer letter) (each, a “Qualifying Termination”), the Executive will be eligible to receive the following payments and benefits, as applicable:

(i)A notice period of two months (four months for Mr. Yekutiel), during which the Executive continues to receive regular compensation and benefits and will be available for reasonable transition services.
(ii)Continued payment of the Executive’s base salary and applicable allowances for six months (or 12 months for Mr. Yekutiel) following the Qualifying Termination.
(iii)An annual cash performance bonus for the year in which such Qualifying Termination occurs, prorated based on the number of days elapsed prior to such Qualifying Termination, determined based on actual performance achievement and payable at the same time annual bonuses are paid by the Company in the ordinary course.
(iv)Healthcare continuation coverage under the Company’s group health insurance plans pursuant to The Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) or an equivalent coverage outside of the United States (to the extent the Company generally provides health benefits in excess of statutory government-provided health insurance) for the Executive and his or her covered dependents for six months (or 12 months for Mr. Yekutiel).
(v)Each outstanding Company equity award held by the Executive as of the date of the Qualifying Termination will be treated in accordance with the terms and conditions of the 2021 Incentive Plan or another applicable Company equity plan and award agreement governing such Company equity award, including continued vesting during the applicable notice period.

In the event of the Executive’s Qualifying Termination during the 12-month period following the consummation of a “change in control” of the Company (as defined in the 2021 Incentive Plan) (a “Qualifying CIC Termination”), the Executive will be eligible to receive the following payments and benefits (in lieu of the payments and benefits described above):

(i)A notice period of four months (six months for Mr. Yekutiel), during which the Executive continues to receive regular compensation and benefits, unless the Company elects to make a payment in lieu of such notice.
(ii)An amount equal to eight months (or 18 months for Mr. Yekutiel) of Executive’s base salary, payable in a lump sum.
(iii)For Mr. Yekutiel only, an amount equal to 150% of Mr. Yekutiel’s target annual cash performance bonus for the Company fiscal year in which such Qualifying CIC Termination occurs, payable in a lump sum.
(iv)An annual cash performance bonus for the year in which such Qualifying CIC Termination occurs, determined based on target performance and prorated based on the number of days elapsed prior to such Qualifying CIC Termination.
(v)Healthcare continuation coverage under the Company’s group health insurance plans pursuant to COBRA (or an equivalent coverage outside of the United States, to the extent the Company generally provides health benefits in excess of statutory government-provided health insurance) for the Executive and his or her covered dependents for eight months (or 18 months for Mr. Yekutiel).
(vi)Full accelerated vesting of outstanding and unvested Company equity awards, with any performance goals applicable to such equity awards deemed achieved at target performance.

The Executive’s right to receive the applicable severance payments and benefits is subject to his or her execution, delivery and non-revocation of a general release of claims in favor of the Company and its affiliates.
Additionally, if any payments under the Severance Plan, together with any other amounts paid to the Executive, would subject the Executive to an excise tax under Section 4999 of the Internal Revenue Code, such payments will be reduced to the extent that such reduction would produce a better net after-tax result for the Executive.

The terms of the Severance Plan are intended to supersede notice period provisions with respect to qualifying terminations in the employment agreements for the named executive officers, as well as the severance benefits included in Mr. Doherty’s offer letter, dated January 15, 2025, as amended.

The foregoing summary of the terms of the Severance Plan is not complete and is qualified in its entirety by reference to the complete text of the Severance Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Kaltura, Inc. Severance Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALTURA, INC.

Date: June 27, 2025	By:	/s/ Zvi Maayan

	Name:	Zvi Maayan
	Title:	General Counsel and Corporate Secretary